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                                   Exhibit 11


                            KRAUSE'S FURNITURE, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                      (In thousands, except per share data)




(a)


                                                 Fiscal Years Ended
                                     ------------------------------------------
                                     January 31,     February 1,     February 2,
                                        1999            1998            1997
                                     -----------     -----------     ----------
Net loss                              $  (5,134)      $  (7,480)      $(13,389)
                                      =========       =========       ========


Weighted average number of
    shares outstanding:                  21,490          19,021         10,445
                                      =========       =========       ========


Basic and diluted loss per share      $   (0.24)      $   (0.39)      $  (1.28)
                                      =========       =========       ========


(a) Common stock equivalents are excluded from the calculation in loss years since they are anti-dilutive.